Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On September 30, 2016, Red Lion Hotels Corporation (“RLHC” or the “company”) (i) acquired selected assets and assumed certain liabilities of Vantage Hospitality Group, Inc. (“Vantage”), a subsidiary of Thirty-Eight Street, Inc. (“TESI”), for initial cash consideration of $10.4 million and (ii) acquired one brand name asset from TESI for $12.3 million and 690,000 of the company’s common shares valued at $5.8 million. The acquisition remains subject to a working capital adjustment, which is not expected to be significant. A minimum of $1.0 million of additional cash consideration will be paid to TESI on each of the first two anniversaries of the acquisition. Additional consideration may be paid to TESI on each of those anniversaries in the form of cash and additional common shares of RLHC contingent upon the acquired entities reaching certain performance targets in the next two years.

The following unaudited pro forma condensed combined financial statements are based on the company’s historical consolidated financial statements and Vantage’s historical consolidated financial statements as adjusted to give effect to RLHC’s acquisition of selected assets and liabilities of Vantage and TESI. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2016 and the 12 months ended December 31, 2015 give effect to these transactions as if they had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of June 30, 2016 gives effect to these transactions as if they had occurred on June 30, 2016.

Separate financial statements of TESI are not presented as the one brand name asset acquired did not represent substantially all of the assets of TESI.

The assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the company’s historical financial statements, which are included in the company’s latest annual report on Form 10-K and quarterly report on Form 10-Q, and Vantage’s historical information included herein.

RED LION HOTELS

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

SIX MONTHS ENDED JUNE 30, 2016

(IN THOUSANDS)

	Historical Red Lion Hotels	Historical Vantage	Adjustments for Non- Purchased Vantage Entities		Revenue / Expenses Purchased	Revaluation Adjustments		Pro forma for the acquisition	Reclassification Adjustments		Pro forma for the acquisition and related financing and reclassifications

Company operated hotels	$56,358	$—	$—		$—	$—		$56,358			$56,358
Other revenues from managed properties	2,766	—	—		—	—		2,766			2,766
Franchised hotels	7,427	—	—		—	—		7,427	$16,117	(g)	23,544
Entertainment	11,078	—	—		—	—		11,078			11,078
Other	25	—	—		—	—		25			25
Royalty and Reservation Fees	—	10,360	—		10,360	—		10,360	(10,360	)(g)	—
Reservation Fees		—	—		—			—	—		—
Marketing and promotion	—	4,787	—		4,787	—		4,787	(4,787	)(g)	—
Other membership and conference operations	—	385	—		385	—		385	(385	)(g)	—
Initial membership fees	—	628	—		628	—		628	(628	)(g)	—
Commissions	—	268	(311	)(c)	(43)	—		(43)	43	(g)	—

Revenue	77,654	16,428	(311)		16,117	—		93,771	—		93,771

Cost and expenses:
Company operated hotels	45,672	—	—		—	—		45,672			45,672
Other costs from managed properties	2,766	—	—		—	—		2,766			2,766
Franchised hotels	6,820	—	—		—	—		6,820	14,030	(g)	20,850
Entertainment	9,577	—	—		—	—		9,577			9,577
Other	21	—	—		—	—		21			21
Depreciation and amortization	7,540	351	—		351	63	(a)	7,954			7,954
Hotel facility and land lease	2,346	—	—		—	—		2,346			2,346
(Gain) loss on asset dispositions, net	(629)	—	—		—	—		(629)			(629)
General and administrative expenses	5,751	—	—		—	—		5,751			5,751
Selling, reservation, general and administrative	—	9,258	(262	)(c)	8,996	99	(f)	9,094	(9,094	)(g)	—
Marketing	—	5,314	(11	)(c)	5,303	(521	)(l)	4,782	(4,782	)(g)	—
Other membership and conference operations	—	153	—		153	—		153	(153	)(g)	—

Operating Expenses	79,864	15,076	(273)		14,803	(359)		94,308	—		94,308

Operating income	(2,210)	1,352	(38)		1,314	359		(537)	—		(537)
Other income (expenses):
Interest expense	(2,948)	(2)	2	(c)	—	—		(2,948)			(2,948)
Loss on early retirement of debt	—	—	—		—	—		—			—
Other income (expense), net	52	—	—		—	(241	)(e)	(189)	(18	)(g)	(207)
Interest income	—	47	(47	)(c)	—	—		—			—
Equity method income (loss)	—	(614)	614	(c)	—	—		—			—
Miscellaneous income (expenses)	—	(18)	—		(18)	—		(18)	18	(g)	—

Other Income / (Expense)	(2,896)	(587)	569		(18)	(241)		(3,155)	—		(3,155)

Income from continuing operations before provision for income taxes and equity in loss of unconsolidated entities	(5,106)	765	531		1,296	119		(3,692)	—		(3,692)
Income tax expense (benefit)	92	295	(275	)(c)	20 (h)	2	(h)	114			114

Net income from continuing operations	(5,198)	470	806		1,276	117		(3,806)	—		(3,806)
Net loss attributable to noncontrolling interest	562	—	—		—	—		562			562

Net income attributable to common stockholders	$(4,636)	$470	$806		$1,276	$117		$(3,244)	$—		$(3,244)

Earnings per share
Basic	$(0.23)							$(0.16)			$(0.16)
Diluted	$(0.23)							$(0.16)			$(0.16)

Weighted average number of shares
Basic	20,121,344					690,000	(i)	20,811,344			20,811,344
Diluted	20,121,344					690,000	(i)	20,811,344			20,811,344

RED LION HOTELS

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

TWELVE MONTHS ENDED DECEMBER 31, 2015

(IN THOUSANDS)

	Historical Red Lion Hotels	Historical Vantage	Adjustments for Non- Purchased Vantage Entities		Revenue / Expenses Purchased	Revaluation Adjustments		Pro forma for the acquisition	Reclassification Adjustments		Pro forma for the acquisition and related financing and reclassifications

Company operated hotels	$116,187	$—	$—		$—	$—		$116,187			$116,187
Other revenues from managed properties	3,586	—	—		—	—		3,586			3,586
Franchised hotels	12,039	—	—		—	—		12,039	$33,203	(g)	45,242
Entertainment	11,057	—	—		—	—		11,057			11,057
Other	51	—	—		—	—		51			51
Royalty and Reservation Fees	—	21,436	—		21,436	—		21,436	(21,436	)(g)	—
Reservation Fees		—			—			—	—		—
Marketing and promotion	—	9,422	—		9,422	—		9,422	(9,422	)(g)	—
Other membership and conference operations	—	1,443	—		1,443	—		1,443	(1,443	)(g)	—
Initial membership fees	—	902	—		902	—		902	(902	)(g)	—
Commissions	—	713	(713	)(c)	—	—		—			—

Revenue	142,920	33,916	(713)		33,203	—		176,123	—		176,123

Cost and expenses:
Company operated hotels	92,057	—	—		—	—		92,057			92,057
Other costs from managed properties	3,586	—	—		—	—		3,586			3,586
Franchised hotels	11,233	—	—		—	—		11,233	28,248	(g)	39,481
Entertainment	10,118	—	—		—	—		10,118			10,118
Other	35	—	—		—	—		35			35
Depreciation and amortization	13,315	694	—		694	125	(a)	14,134			14,134
Hotel facility and land lease	6,569	—	—		—	—		6,569			6,569
(Gain) loss on asset dispositions, net	(17,692)	—	—		—	—		(17,692)			(17,692)
General and administrative expenses	9,819	—	—		—	—		9,819			9,819
Selling, reservation, general and administrative	—	18,858	(775	)(c)	18,083	(201	)(f)	17,882	(17,882	)(g)	—
Marketing	—	10,114	(43	)(c)	10,071	(1,004	)(l)	9,067	(9,067	)(g)	—
Other membership and conference operations	—	1,299	—		1,299	—		1,299	(1,299	)(g)	—

Operating Expenses	129,040	30,965	(818)		30,147	(1,080)		158,107	—		158,107

Operating income	13,880	2,951	105		3,056	1,080		18,016	—		18,016
Other income (expenses):
Interest expense	(6,979)	(17)	17	(c)	—	—		(6,979)			(6,979)
Loss on early retirement of debt	(2,847)	—	—		—	—		(2,847)			(2,847)
Other income, net	47	—	—		—	—		47	(4	)(g)	43
Interest income	—	92	(92	)(c)	—	—		—			—
Equity method income (loss)	—	659	(659	)(c)	—	—		—			—
Miscellaneous income (expenses)	—	6	(10	)(c)	(4)	—		(4)	4	(g)	—

Other Income / (Expense)	(9,779)	740	(744)		(4)	—		(9,783)	—		(9,783)

Income from continuing operations before provision for income taxes and equity in loss of unconsolidated entities	4,101	3,691	(639)		3,052	1,080		8,233	—		8,233
Income tax expense (benefit)	85	1,439	(1392	)(c)	47 (h)	17	(h)	149			149

Net income from continuing operations	4,016	2,252	753		3,005	1,064		8,084	—		8,084
Net loss attributable to noncontrolling interest	(1,297)	—	—		—	—		(1,297)			(1,297)

Net income attributable to common stockholders	$2,719	$2,252	$753		$3,005	$1,064		$6,787	$—		$6,787

Earnings per share
Basic	$0.14							$0.33			$0.33
Diluted	$0.13							$0.32			$0.32

Weighted average number of shares
Basic	19,982,708					690,000	(i)	20,592,708			20,592,708
Diluted	20,200,423					690,000	(i)	20,890,423			20,890,423

RED LION HOTELS

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2016

(IN THOUSANDS)

	Historical Red Lion Hotels	Historical Vantage	Adjustments for Non- Purchased Vantage Entities		Non- Purchased Asset / Liability Adjustments		Assets / Liabilities Purchased	Revaluation Adjustments		Transaction Financing	Pro forma for the acquisition and related financing	Reclassification Adjustments		Pro forma for the acquisition and related financing and reclassifications

Cash and cash equivalents	$27,426	$4,078	$(216	)(j)	$(3,862	)(j)	$—	$—		$(22,695)	$4,731			$4,731
Restricted cash	10,048	—	—		—		—	—		—	10,048			10,048
Short-term investments	12,695	—	—		—		—	—		—	12,695			12,695
Accounts receivable, net	10,513	2,389	(9	)(j)	—		2,380	(649	)(k)	—	12,244			12,244
Accounts receivable (related parties)	—	—	210	(j)	(210	)(d)	—	—		—	—			—
Notes receivable, net	1,214	—	—		—		—	—		—	1,214			1,214
Notes receivable - current portion (related parties)	—	376	—		(376	)(d)	—	—		—	—			—
Inventories	658	—	—		—		—	—		—	658			658
Prepaid expenses and other	2,779	813	(3	)(j)	(384	)(d)	426	260	(k)	—	3,465			3,465
Assets held for sale ($3,942 and $0 attributable to VIEs)	3,942	—	—		—		—	—		—	3,942			3,942
Deferred tax asset	—	213	—		(213	)(j)	—	—		—	—			—

Total current assets	69,275	7,869	(18)		(5,045)		2,805	(389)		(22,695)	48,997	—		48,997

Property and equipment, net	204,959	682	—		—		682	(169	)(k)	—	205,472			205,472
Goodwill	8,512	—	—		—		—	312	(b)	—	8,824			8,824
Intangible Assets	15,291	—	—		—		—	38,395	(a)	—	53,686			53,686
Notes receivable, long term	1,658	—	—		—		—	—		—	1,658			1,658
Other assets, net	1,230	—	—		—		—	—		—	1,230			1,230
Security deposits	—	62	(2	)(j)	—		60	(60	)(k)	—	—			—
Deferred tax asset	—	95	—		(95	)(j)	—	—		—	—			—
Cash surrender value of life insurance	—	45	—		(45	)(j)	—	—		—	—			—
Notes receivable - net of current portion (related parties)	—	4,243	—		(4,243	)(d)	—	—		—	—			—
Investments (Related Party)	—	520	—		(520	)(d)	—	—		—	—			—
Other intangibles, net of accumulated amortization	—	1,961	—		(1,961	)(j)	—	—		—	—			—

Total assets	300,925	15,477	(20)		(11,909)		3,547	38,089		(22,695)	319,867	—		319,867

Accounts Payable	13,974	—	—		—		—	—		—	13,974			13,974
Accounts payable - related parties	—	790	—		(358	)(d)	432			—	432			432
Accounts payable and accrued expenses	—	2,482	(31	)(j)	(439	)(j)	2,012	(924	)(k)	—	1,088			1,088
Accrued payroll and related benefits	3,969	—	—		—		—	—		—	3,969			3,969
Other accrued entertainment liabilities	9,021	—	—		—		—	—		—	9,021			9,021
Other accrued liabilities	4,359	—	—		—		—	1,796	(e)	—	6,155	$589	(g)	6,744
Contingent consideration liability	—	—	—		—		—	—		11,077	11,077			11,077
Deferred revenue	—	571	(21	)(j)	—		550	39	(k)	—	589	(589	)(g)	—
Note payable, current portion (related parties)	—	113	—		(113	)(d)	—	—		—	—			—
Long-term debt, due within one year ($5,838 and $0 attributable to VIEs)	5,838	—	—		—		—	—		—	5,838	—		5,838

Total current liabilities	37,161	3,956	(52)		(909)		2,995	911		11,077	52,144	—		52,144

Long-term debt, due after one year, net of debt issuance costs	94,531	—	—		—		—	—		—	94,531			94,531
Deferred income	1,428	—	—		—		—	—		—	1,428			1,428
Deferred income taxes	2,940	—	—		—	(j)	—	—		—	2,940			2,940
Note payable, net of current portion (related parties)	—	56	—		(56	)(j)	—	—		—	—			—

Total liabilities	136,060	4,012	(52)		(965)		2,995	911		11,077	151,043	—		151,043

Stockholders’ equity	—	11,465	32	(j)	(11,497	)(m)	—	—		—	—			—
Preferred Stock	—	—	—		—		—	—		—	—			—
Common stock	202	—	—		—		—	—		7	209			209
Additional paid-in capital, common stock	145,504	—	—		—		—	—		5,748	151,252			151,252
Retained earnings (accumulated deficit)	(14,746)	—	—		—		—	(1,796	)(e)	—	(16,542)			(16,542)

Total stockholders’ equity (RLHC)	130,960	11,465	32		(11,497)		—	(1,796)		5,755	134,919	—		134,919
Noncontrolling interest	33,905	—	—		—		—	—		—	33,905			33,905

Total stockholders’ equity	164,865	11,465	32		(11,497)		—	(1,796)		5,755	168,824	—		168,824

Total liabilities and stockholders’ equity	$300,925	$15,477	$(20)		$(12,462)		$2,995	$(885)		$16,832	$319,867	$—		$319,867

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(in thousands, except per share information)

Note 1 — Basis of presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the company has estimated the fair value of the brand name from TESI and Vantage’s assets acquired and liabilities assumed and conformed the accounting policies of Vantage to its own accounting policies.

The unaudited pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors

The unaudited pro forma condensed combined financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of selected assets or liabilities of Vantage as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

Note 2 — The transaction

The company completed the acquisition of selected assets and liabilities of Vantage and the brand name from TESI for initial consideration of cash of $22.7 million, 690,000 shares of RLHC common stock, and the assumption of liabilities of approximately $1.0 million. Additional contingent consideration, dependent upon the achievement of certain milestones in the next two years, consists of a minimum of $1.0 million and up to $7.0 million in cash and up to an additional 690,000 shares of RLHC common stock. The additional consideration has been preliminarily estimated to have a fair value of $10.1 million as of the acquisition date.

The total consideration is approximately $39.5 million, consisting of the initial consideration of approximately $29.4 million and the fair value of the additional consideration of approximately $10.1 million.

Note 3 — Preliminary Estimated Purchase price allocation

The company has performed a preliminary valuation of the fair value of assets acquired and liabilities assumed from Vantage and TESI. The following table summarizes the preliminary allocation of the purchase price as of the acquisition date (in thousands):

Accounts receivable	$1,731
Prepaid assets	687
Fixed assets	513
Identifiable intangible assets	38,395
Goodwill	312
Accounts payable, accrued expenses	(1,522)
Deferred revenue	(589)

Total consideration	$39,527

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma condensed combined financial statements. Upon completion of the fair value assessment after the acquisition, it is anticipated that the ultimate purchase price allocation will differ from the preliminary assessment outlined above.

Note 4 — Pro forma adjustments

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	Reflects the adjustment of intangible assets acquired by the company to their estimated fair values. As part of the valuation analysis, the company identified intangible assets, specifically brand names and customer relationships. The preliminary estimate of fair value of the identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all of the expected future cash flows.

The following table summarizes the preliminary estimated fair values of Vantage’s identifiable intangible assets and their estimated useful lives (in thousands):

	Estimated Fair Value	Estimated Useful Life in Years	Year Ended December 31, 2015 Amortization Expense	Six Months Ended June 30, 2016 Amortization Expense
Brand Names	$29,128	Indefinite(a)	N/A	N/A
Customer Relationships	8,400	15	$560	$280
Tradenames	867	3 - 10	131	65

Total Intangibles	$38,395		691	345

Historical amortization expense			(551)	(273)
Pro forma adjustments to amortization expense			$140	$72

(a)	The company is still evaluating the expected useful lives of the brand name assets.

This adjustment also reduces depreciation expense by $15 and $9 for the year ended December 31, 2015 and the six months ended June 30, 2016, respectively.

(b)	Reflects adjustment to record goodwill of $0.3 million associated with the acquisition as shown in Note 3.

(c)	These adjustments reflect the income statement effects of the assets and liabilities and related results of operations which were not acquired/assumed in the business combination, and also interest income on notes receivable, interest expense on notes payable, and income or loss from equity method investments.

(d)	These adjustments reflect certain Vantage transactions with related parties which will not recur subsequent to the business combination.

(e)	These adjustments reflect the elimination of nonrecurring transaction costs of $241 from the income statement for the period ended June 30, 2016 that are directly related to the acquisition, and the adjustment of $1,796 to the balance sheet as of June 30, 2016 for transaction costs which were incurred subsequent to June 30, 2016.

(f)	These adjustments reflect increased compensation arrangements with two executives in connection with the acquisition, offset by the compensation of Vantage employees who did not transfer to the company on the acquisition date.

(g)	These adjustments are to conform the classification of Vantage’s historical financial statements to the classification to be used by the company.

(h)	Reflects the income tax effect of pro forma adjustments based on the estimated blended federal and state effective tax rate of 1.54%.

(i)	Represents the increase in the weighted average shares in connection with the issuance of 690,000 common shares to purchase the assets. The contingent shares to be issued upon the achievement of certain goals have been excluded from the earnings per share calculations as the number of shares would be based upon a forecast.

(j)	Amount represents asset not acquired or liability not assumed as a result of the transaction. In addition, all income tax related balances were excluded from the transaction.

(k)	Amount represents an adjustment due to the change in the balance between the June 30, 2016 balance and the balance at the transaction close date of September 30, 2016.

(l)	This adjustment represents the elimination of royalty expense paid by Vantage related to the brand name owned by TESI. Royalty expense will no longer be recorded as the company now owns both the customer contract and the brand name asset.

(m)	As the transaction is an asset purchase, the equity of the sellers is not acquired.